UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2010
MGM RESORTS INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     MGM Resorts International, a Delaware corporation (the “Company”), previously announced that the Company received an offer for its 50% economic interest in the Borgata Hotel Casino & Spa (“Borgata”). The Company notified Boyd Gaming Corporation (“Boyd”), which owns the other 50% interest of the Borgata, in accordance with the right of first refusal provisions included in the joint venture agreement. On October 25, 2010, Boyd announced that it does not intend to exercise its right of first refusal in connection with such offer. The Company intends to pursue negotiations with the original bidder. The consummation of any such transaction is subject to negotiation of final documents, due diligence and regulatory approval.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International
Date: October 25, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President, Deputy General Counsel & Assistant Secretary